Exhibit 10.2

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

RED CAT HOLDINGS, INC.

Convertible Note

Issuance Date: [ ]	Original Principal Amount: $[ ].00

FOR VALUE RECEIVED, RED CAT HOLDINGS, INC., a Nevada corporation (the "Company"), hereby promises to pay to [ ] or his registered assign (the "Holder"), the amount set out above as the Original Principal Amount when due, whether upon the Maturity Date (as defined below), acceleration or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on the outstanding Principal Amount at the Interest Rate (as defined below) from the date set out above as the Issuance Date (the "Issuance Date") until the same becomes due and payable, upon the Maturity Date, acceleration or conversion (in each case in accordance with the terms hereof).

(1) GENERAL TERMS

(a) Payment of Principal. The "Maturity Date" shall be two years from the Issuance Date, unless an Event of Default (as defined below) shall have occurred and be continuing.

(b) Interest. Interest shall accrue at a rate of 12% (“Interest Rate”) per annum and shall be applied to the outstanding Original Principal Amount. Interest hereunder shall be paid on the Maturity Date (or sooner as provided herein) to the Holder or its assignee in whose name this Note is registered on the records of the Company regarding registration and transfers of Notes in cash, or in shares of common stock of the Company (the “Common Stock”) at the Conversion Price (as defined below).

(c) Security. This Note shall not be secured by any collateral or any assets pledged to the Holder.

(i) Prepayment. Notwithstanding anything contained herein to the contrary, the Company shall have the right to prepay all or any portion of the outstanding Principal Amount and accrued interest thereon, without penalty or premium, upon no less than ten business days' prior notice to the Holder provided that (i) such amount must be paid in cash on the next business day following such 10 business day notice period, and (ii) the Holder may still convert this Note pursuant to the terms hereof at all times until such prepayment amount has been received in full.

(2)  TERMS OF FUTURE FINANCINGS.

(a)   So long as this Note is outstanding, upon any issuance by the Company of any security, or an amendment to a security that was issued before the date hereof, with any term that the Holder reasonably believes is more favorable to the holder of such security or with a term in favor of the holder of such security that the Holder reasonably believes was not similarly provided to the Holder, (I) the Company shall notify the Holder of such additional or more favorable term within one (1) business day of the issuance and/or amendment (as applicable) of the respective security, and (ii) such term, at Holder's option, shall become a part of this Note regardless of whether the Company has complied with the notification provision of this section. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, prepayment rate, conversion lookback periods, interest rates, and original issue discounts. Notwithstanding the foregoing, the issuance of any security which is an Exempt Issuance (as defined below) shall not entitle to the Holder to such more favorable term.

(3) CONVERSION OF NOTE. This Note shall be convertible into shares of the Company's Common Stock, on the terms and conditions set forth in this Section 3.

(i) "Conversion Amount" means the portion of the Original Principal Amount and interest to be converted.

(ii) "Conversion Price" shall be the lower of (a) $1.00, if the conversion herein occurs prior a Qualified Offering, or (b) a 25% discount of the price per share of Common Stock offered in the Qualified Offering, if the conversion herein occurs simultaneous with the Qualified Offering.

(iii) “Exempt Issuance” shall mean the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, (b) securities upon the exercise or exchange of or conversion of any Shares issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, unless an amendment thereto effects or changes the conversion price thereof or provides the holder thereof with a term which is more favorable than the term on effect as of the date hereof (in which case such amendment would not be considered an Exempt Issuance), and (c) securities issued pursuant to acquisitions or strategic transactions approved by the Board of Directors of the Company.

(iv) “Qualified Offering” shall mean an offering of Common Stock (and other securities potentially) resulting in the listing for trading of the Common Stock on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

(v) “VWAP” means the thirty (30) day volume weighted average of the closing price of a share of Common Stock as listed or quoted on the market in which the shares of the Company are then traded or listed.

(a) Optional Conversion. The Holder may, in its sole discretion, determine to convert all or part of the outstanding Principal Amount due hereunder and any accrued interest thereon into fully paid and nonassessable shares of Common Stock at the Conversion Price. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Section 3(a) shall be equal to the quotient of dividing the Conversion Amount by the Conversion Price. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer agent fees, legal fees, costs and any other fees or costs that may be incurred or charged in connection with the issuance of shares of the Company's Common Stock to the Holder arising out of or relating to the conversion of this Note; provided, however, that the Holder shall pay any transfer taxes.

(b)  Mandatory Conversion. Simultaneous with the consummation of a Qualified Offering, the outstanding Principal Amount due hereunder and all accrued interest hereon shall automatically be converted into fully paid and nonassessable shares of Common Stock at the Conversion Price. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Section 3(b) shall be equal to the quotient of dividing the Conversion Amount by the Conversion Price. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer agent fees, legal fees, costs and any other fees or costs that may be incurred or charged in connection with the issuance of shares of the Company's Common Stock to the Holder arising out of or relating to the conversion of this Note; provided, however, that the Holder shall pay any transfer taxes.

(c) Conversion Notice.

(i) To convert any portion of this Note into shares of Common Stock on any date (a "Conversion Date") pursuant to Section 3(a), the Holder shall (A) transmit by email, facsimile (or otherwise deliver), for receipt on or prior to 5:30 p.m., Pacific Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit A (the "Conversion Notice") to the Company. On or before the tenth business day following the date of receipt of a Conversion Notice (the "Share Delivery Date"), the Company shall (A) if legends are not required to be placed on certificates of Common Stock pursuant to the then existing provisions of Rule 144 of the Securities Act of 1933 (“Rule 144”) and provided that the transfer agent for the Company is participating in the Depository Trust Company's ("DTC") Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (B) if a restrictive legend is required to be placed on the certificates of Common Stock, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, with a restrictive legend imposed thereon.

(ii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted at the option of the Holder or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(d)  Limitations on Conversions or Trading.

(i) Beneficial Ownership. The Company shall not effect any conversions of this Note and the Holder shall not have the right to convert any portion of this Note or receive shares of Common Stock as payment of interest hereunder to the extent that after giving effect to such conversion or receipt of such interest payment, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Note is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of this Note that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with Section 3(a) and, any principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Note. The provisions of this Section may be waived by Holder upon written notification to the Company.

(e)   Dilutive Issuance. If the Company, at any time while this Note is outstanding, issues, sells or grants (or has issued, sold or granted as of the issue date, as the case may be) any option to purchase, or sells or grants any right to reprice, or otherwise disposes of, or issues (or has sold or issued, as the case may be, or announces any sale, grant of any option to purchase or other disposition), any Common Stock or other securities convertible into, exercisable for, or that otherwise entitle any person or entity the right to acquire, shares of Common Stock, in each or any case at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (it being agreed that if the holder of the Common Stock or other securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, or exchange prices or otherwise, due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced, at the option of the Holder, to a price equal to the Base Conversion Price. If the Company enters into a variable rate transaction the Company shall be deemed to have issued Common Stock pursuant to this provision at the lowest possible price per share at which such securities could be issued in connection with such variable rate transaction. Such adjustment shall be made whenever such Common Stock or other securities are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 3(e) in respect of an Exempt Issuance. In the event of an issuance of securities involving multiple tranches or closings, any adjustment pursuant to this Section 3(e) shall be calculated as if all such securities were issued at the initial closing.

(f)   Other Provisions.

(i) The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Note.

(ii) All calculations under this Section 3 shall be rounded off to the nearest $0.001.

(iii) Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 2 herein for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(4) EVENTS OF DEFAULT.

(a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) The Company's failure to pay to the Holder any amount of the then outstanding Original Principal Amount or Interest when and as due under this Note;

(ii) The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 business days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 61 business days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

(iii) The Company shall default in any of its obligations under this Note;

(iv) That upon any event of default (as defined herein) after the Issue Date, the Conversion Price shall equal the lower of (I) the VWAP, if the conversion herein occurs prior a Qualified Offering, or (ii) sixty percent (65%) multiplied by the lowest closing price of the Common Stock during the twenty (20) consecutive trading day period immediately preceding the date of the respective conversion (the “Alternate Conversion Price”);

(v) The Company (I) fails to issue Conversion Shares to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, (ii) fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for the Conversion Shares issuable to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, (iii) reserve the reserved amount at all times, or (iii) the Company directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for the Conversion Shares issuable to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Conversion Shares issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for two (2) Trading Days after the Holder shall have delivered a Notice of Conversion. It is an obligation of the Company to remain current in its obligations to its transfer agent. It shall be an Event of Default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Borrower's transfer agent in order to process a conversion, such advanced funds shall be paid by the Company to the Holder within forty-eight (48) hours of a demand from the Holder;

(vi)  The Company shall fail to maintain the listing of the Common Stock on at least one of the Over the Counter Bulletin Board, the OTCQB Market, any level of the OTC Markets, or any level of the Nasdaq Stock Market or the New York Stock Exchange (including the NYSE American);

(vii) At any time after the Issue Date, the Borrower shall fail to comply with the reporting requirements of the 1934 Act and/or the Borrower shall cease to be subject to the reporting requirements of the 1934 Act;

(viii)      The failure by the Company to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future);

(ix) The restatement of any financial statements filed by the Borrower with the SEC for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement;

(x) In the event that the Company proposes to replace its transfer agent and the Company fails to provide, prior to the effective date of such replacement, a fully executed irrevocable transfer agent letter (including but not limited to a provision to irrevocably reserve shares of Common Stock in the reserved amount) signed by the successor transfer agent and the Company;

(xi) The DTC places a “chill” (i.e. a restriction placed by DTC on one or more of DTC's services, such as limiting a DTC participant's ability to make a deposit or withdrawal of the security at DTC) on any of the Borrower's securities;

(xii) In addition to the Event of Default in this section, the Common Stock is otherwise not eligible for trading through the DTC's Fast Automated Securities Transfer or Deposit/Withdrawal at Custodian programs; and

(xiii)      If, at any time on or after the date which is six (6) months after the Issue Date, except due to the Holder's actions or inactions, the Holder is unable to (I) obtain a standard “144 legal opinion letter” from an attorney reasonably acceptable to the Holder, the Holder's brokerage firm (and respective clearing firm), and the Borrower's transfer agent in order to facilitate the Holder's conversion of any portion of the Note into free trading shares of the Borrower's Common Stock pursuant to Rule 144, and/or (ii) thereupon deposit such shares into the Holder's brokerage account.

(b) Upon notice by Holder and during the continuation of any Event of Default specified in this section, this Note shall become immediately due and payable and the Company shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount (the “Default Amount”) equal to the principal amount then outstanding plus accrued interest (including any default interest) through the date of full repayment multiplied by 130%. Holder may, in its sole discretion, determine to accept payment part in Common Stock and part in cash. Upon an uncured Event of Default, all amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived by the Company, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity, including, without limitation, those set forth herein.

(5) REISSUANCE OF THIS NOTE.

(a) Assignability. This Note will be binding upon the Company and its successors and will inure to the benefit of the Holder and its successors and assigns and may be assigned by the Holder with prior written consent of the Company, which consent shall not be unreasonably withheld.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note representing the outstanding Principal hereunder.

(6)  APPLICABLE LAW AND VENUE. This Note shall be governed by and interpreted in accordance with the laws of the State of Nevada without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard exclusively in federal or state court sitting in the Douglas County, Nevada, and expressly consent to the jurisdiction and venue of the Supreme Court of Nevada, sitting in Douglas County for the adjudication of any civil action asserted pursuant to this paragraph. The Company and the Holder waive trial by jury. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(7) WAIVER. Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

[Remainder of Page Intentionally Omitted; Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Convertible Note to be duly executed by a duly authorized officer as of the date set forth above.

Red Cat Holdings, Inc.

By: _______________________________

Jeffrey M. M. Thompson

President and Chief Executive Officer

EXHIBIT A
NOTICE OF CONVERSION
Red Cat Holdings, Inc. 1607 Ponce De Leon Avenue Suite 407 San Juan, Puerto Rico 00909 Attn: Jeffrey M. Thompson, President

The undersigned hereby elects to convert [all] [a portion] of the $[ ] Convertible Note issued to [ ] on [ ], 202[ ] into shares of Common Stock of Red Cat Holdings, Inc. according to the conditions set forth in such Note as of the date written below.

shares of Common Stock (pursuant to a Cashless Exercise in accordance with Section 1(b)(ii) of the Warrant) (check here if the undersigned desires to deliver an unspecified number of shares equal to the number sufficient to effect a Cashless Exercise [___]).

By accepting this notice of conversion, you are acknowledging that the number of shares to be delivered represents less than 10% (ten percent) of the common stock outstanding. If the number of shares to be delivered represents more than 9.99% of the common stock outstanding, this conversion notice shall immediately automatically extinguish and the Holder must be immediately notified.

Date of Conversion:
Conversion Amount:
Conversion Price:
Shares to be Delivered:

EIN:

By:________________________________ Name: Title: